As filed with the Securities and Exchange Commission on May 10, 2016

Registration No. 333-204368

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-3

on

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERACYTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8071	20-5455398
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

6000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 243- 6300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bonnie H. Anderson

President and Chief Executive Officer

VERACYTE, INC.

6000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 243- 6300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gabriella A. Lombardi	Stanton D. Wong	Julie A. Brooks
Pillsbury Winthrop Shaw Pittman LLP	Pillsbury Winthrop Shaw Pittman LLP	Executive Vice President, General Counsel and Secretary
2550 Hanover Street	P.O. Box 2824	Veracyte, Inc.
Palo Alto, California 94304	San Francisco, California 94126	6000 Shoreline Court, Suite 300
Telephone: (650) 233-4500	Telephone: (415) 983-1000	South San Francisco, California 94080
(650) 243- 6300

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Shelf Registration Statement on Form S-3 (Registration No. 333-204368) of Veracyte Inc., a Delaware corporation (the “Registrant”), which was initially filed with the Securities and Exchange Commission on May 21, 2015 and was declared effective on June 5, 2015 (the “Registration Statement”). The Registration Statement was filed with respect to the offer and resale by the selling stockholders named in the prospectus from time to time of 4,907,975 shares of common stock, par value $0.001 per share of the Registrant. The Registrant is no longer obligated to keep the Registration Statement effective pursuant to the Registrant’s agreement with the selling stockholders named in the prospectus.

Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the effectiveness of such Registration Statement and to deregister all shares of common stock registered thereunder that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on May 10, 2016.

VERACYTE, INC.

By:	/s/ Bonnie H. Anderson
Bonnie H. Anderson
President and Chief Executive Officer

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